EXHIBIT 99.1

PRESS RELEASE

Fidelity National Financial, Inc. Reports Fourth Quarter 2004 EPS of $0.98;
Operating EPS of $1.08 Before Non-Recurring Expenses in Fourth Quarter

Jacksonville, Fla. — (February 15, 2005) — Fidelity National Financial, Inc. (NYSE:FNF), a Fortune 500 provider of products and outsourced services and solutions to financial institutions and the real estate industry, today reported operating results for the three and twelve-month periods ended December 31, 2004.

4th Quarter 2004	4th Quarter 2003
Net Earnings	Net Earnings
$174.9 million	$196.2 million
$0.98 per diluted share	$1.16 per diluted share

Twelve Months Ended December 31, 2004	Twelve Months Ended December 31, 2003
Net Earnings	Net Earnings
$741.0 million	$861.8 million
$4.21 per diluted share	$5.63 per diluted share

•	Total revenue for the fourth quarter of 2004 was $2.10 billion, compared with $2.04 billion for the fourth quarter of 2003

•	Total title and escrow revenue was $1.38 billion for the fourth quarter of 2004 versus $1.49 billion in the fourth quarter of 2003

•	Direct and agency title premiums were $538 million and $579 million, respectively, for the fourth quarter of 2004 versus direct and agency title premiums of $526 million and $728 million, respectively, in the fourth quarter of 2003

•	Escrow and other title related fees were $263 million for the fourth quarter of 2004 versus $238 million for the fourth quarter of 2003

•	Specialty Insurance contributed $68 million for the fourth quarter of 2004 versus $44 million in the fourth quarter of 2003

•	Revenue from Financial Institution Software and Services (“FISS”), was $361 million for the fourth quarter of 2004 versus $243 million for the fourth quarter of 2003

•	FISS gross organic revenue growth, including inter-segment revenue, was 0.9 percent for the fourth quarter of 2004 over the fourth quarter of 2003, while net organic revenue growth was 0.2 percent; FISS gross organic revenue growth was 7.2 percent for the full-year 2004 versus 2003, while net organic revenue growth was 2.0 percent for 2004 over 2003

•	Lender Outsourcing Solutions (“LOS”) revenue was $81 million for the fourth quarter of 2004 equal to the $81 million for the fourth quarter of 2003; LSI, which provides centralized loan facilitation services for national lenders, contributed $14 million and Default Management $62 million in revenue for the fourth quarter of 2004 versus $10 million for LSI and $50 million for Default Management in the fourth quarter of 2003

•	For accounting purposes, $23 million of LSI revenue is included in direct title premiums for the fourth quarter of 2004 versus $66 million in the fourth quarter of 2003; for the full year 2004 $128 million of LSI revenue is included versus $288 million for the full year 2003

•	Information Services (“IS”) revenue was $155 million for the fourth quarter of 2004 compared with $136 million for the fourth quarter of 2003

•	Cash flow from operations was $243 million for the fourth quarter of 2004 and $1.17 billion for the full-year 2004

     Included in the fourth quarter results were $16.8 million, or $0.09 per diluted share, in non-recurring, after-tax expenses that the company recorded during the fourth quarter. These include $6.3 million, or $0.04 per diluted share, in expenses incurred in connection with the previously planned and postponed initial public offering of Fidelity National Information Services, Inc. (“FIS”). Those costs had been capitalized prior to the postponement of the initial public offering. Additionally, there were $4.0 million, or $0.02 per diluted share, in software and other assets from the real estate technology division that were written off in the fourth quarter and $2.3 million, or $0.01 per diluted share, in costs associated with the previously announced shut down of the Canadian Print operation in the MLS division. Finally, a $4.3 million charge, or $0.02 per diluted share, was recorded to write down a joint venture to its net realizable cash value.

     The following tables provide segment financial information for the three months ended December 31, 2004 and December 31, 2003:

Three months ended
December 31, 2004	Title and	Specialty				Corporate
$ amounts in thousands	Escrow	Insurance	FISS	LOS	IS	and Other	Total
Gross Operating Revenue	$1,379,149	$68,007	$377,101	$104,178	$163,840	$10,565	$2,102,840
Inter Segment Eliminations	($22,193)	$0	($16,173)	$0	($8,646)	$0	($47,012)

Net Operating Revenue	$1,356,956	$68,007	$360,928	$104,178	$155,194	$10,565	$2,055,828
Interest/Investment Income and Realized Gains/(Losses)	$24,606	$1,194	$17,109	$240	($6,765)	$2,855	$39,239
Pre-Tax Income (Loss)	$223,822	$9,077	$50,903	$16,876	$17,641	($36,747)	$281,572
Gross Pre-Tax Margin	15.9%	13.1%	12.9%	16.2%	11.2%	—	13.1%
Net Pre-Tax Margin	16.2%	13.1%	13.5%	16.2%	11.9%	—	13.4%

Three months ended
December 31, 2003	Title and	Specialty				Corporate
$ amounts in thousands	Escrow	Insurance	FISS	LOS	IS	and Other	Total
Gross Operating Revenue	$1,477,432	$44,190	$255,218	$146,577	$143,280	$13,351	$2,080,048
Inter Segment Eliminations	($51,073)	$0	($12,574)	$0	($7,214)	$0	($70,861)

Net Operating Revenue	$1,426,359	$44,190	$242,644	$146,577	$136,066	$13,351	$2,009,187
Interest/Investment Income and Realized Gains/(Losses)	$29,580	$306	($56)	$193	$656	$1,761	$32,440
Pre-Tax Income (Loss)	$225,065	$2,388	$41,676	$49,386	$25,210	($25,860)	$317,867
Pre-Tax Margin (Gross)	14.9%	5.4%	16.3%	33.7%	17.5%	—	15.1%
Pre-Tax Margin (Net)	15.5%	5.4%	17.2%	33.7%	18.4%	—	15.6%

     The following tables provide segment financial information for the twelve months ended December 31, 2004 and December 31, 2003:

Twelve months ended
December 31, 2004	Title and	Specialty				Corporate
$ amounts in thousands	Escrow	Insurance	FISS	LOS	IS	and Other	Total
Gross Operating Revenue	$5,759,697	$239,256	$1,269,766	$450,415	$633,757	$48,668	$8,401,559
Inter Segment Eliminations	($106,347)	$0	($62,441)	$0	($44,604)	$0	($213,392)

Net Operating Revenue	$5,653,350	$239,256	$1,207,325	$450,415	$589,153	$48,668	$8,188,167
Interest/Investment Income and Realized Gains/(Losses)	$81,817	$3,564	$16,678	$733	($3,628)	$8,671	$107,835
Pre-Tax Income (Loss)	$862,491	$31,552	$177,792	$99,501	$112,823	($100,068)	$1,184,091
Gross Pre-Tax Margin	14.8%	13.0%	13.8%	22.1%	17.9%	—	13.9%
Net Pre-Tax Margin	15.0%	13.0%	14.5%	22.1%	19.3%	—	14.3%

Twelve months ended
December 31, 2003	Title and	Specialty				Corporate
$ amounts in thousands	Escrow	Insurance	FISS	LOS	IS	and Other	Total
Gross Operating Revenue	$5,757,196	$135,231	$701,246	$604,401	$598,008	$56,794	$7,852,876
Inter Segment Eliminations	($250,687)	$0	($14,806)	$0	($38,898)	$0	($304,391)

Net Operating Revenue	$5,506,509	$135,231	$686,440	$604,401	$559,110	$56,794	$7,548,485
Interest/Investment Income and Realized Gains/(Losses)	$156,748	$2,192	($243)	$951	$1,985	$5,097	$166,730
Pre-Tax Income (Loss)	$1,071,244	$15,232	$110,801	$200,454	$101,330	($78,422)	$1,420,639
Pre-Tax Margin (Gross)	18.1%	11.1%	15.8%	33.1%	16.9%	—	17.7%
Pre-Tax Margin (Net)	18.9%	11.1%	16.2%	33.1%	18.1%	—	18.4%

     “2004 was another year of milestones for FNF,” said Chairman and Chief Executive Officer William P. Foley, II. “We achieved record revenue of $8.3 billion, net earnings of over $740 million and cash flow from operations that significantly exceeded $1 billion for the second straight year. We continued to further strengthen FIS through several significant acquisitions, including Aurum Technology, Sanchez Computer Associates and Intercept, Inc. FIS ended 2004 with an annualized revenue base of more than $2.7 billion and is well positioned for organic growth and operating margin expansion into 2005 and beyond. We continue to believe that FIS is uniquely positioned to capitalize on its unmatched breadth of product and service offerings to both its current and potential financial institution, mortgage and real estate customer relationships. Finally, we remain on schedule to close the leveraged recapitalization plan for FIS, the minority equity interest sale in FIS to Thomas H. Lee Partners and Texas Pacific Group and the payment of the FNF special $10 per share cash dividend during the month of March 2005.”

     The following table depicts monthly direct orders opened and closed in the title and escrow business for the fourth quarter of both 2004 and 2003:

Month	Direct Orders Opened	Direct Orders Closed	Closing %
October 2004	291,500	200,300	69%
November 2004	279,200	199,300	71%
December 2004	254,800	217,000	85%

Fourth Quarter 2004	825,500	616,600	75%

Month	Direct Orders Opened	Direct Orders Closed	Closing %
October 2003	298,900	289,200	97%
November 2003	230,400	206,600	90%
December 2003	238,300	230,800	97%

Fourth Quarter 2003	767,600	726,600	95%

     “Order volumes remained strong by historical standards and followed a typical seasonal pattern in the fourth quarter of 2004,” said President Randy Quirk. “As expected, open orders slowed significantly during the holiday season from late November through December, which will impact closing volumes in the first quarter of 2005. We enter the year optimistic about both the strength in the mortgage markets and the absolute level of mortgage interest rates, while remaining clearly focused on the operating metrics we utilize to optimally manage our business.”

     Fidelity National Financial, Inc., number 262 on the Fortune 500, is a provider of products and outsourced services and solutions to financial institutions and the real estate industry. FNF had total revenue of nearly $8.3 billion and earned more than $740 million in 2004, with cash flow from operations of nearly $1.2 billion for that same period. FNF is the nation’s largest title insurance company, with nearly 32 percent national market share, and is also a provider of other specialty insurance products, including flood insurance, homeowners insurance and home warranty insurance. Through its subsidiary Fidelity National Information Services, Inc. (“FIS”), the Company is a leading provider of technology solutions, processing services and information services to the financial services and real estate industries. FIS’ software processes nearly 50 percent of all U. S. residential mortgages, it has processing and technology relationships with 45 of the top 50 U.S. banks and more than 3,600 small and mid-sized U.S. financial institutions and it has clients in more than 50 countries who rely on its processing and outsourcing products and services. FIS also provides customized business process outsourcing related to aspects of the origination and management of mortgage loans to national lenders and servicers. FIS offers information services, including property data and real estate-related services that are used by lenders, mortgage investors and real estate professionals to complete residential real estate transactions throughout the U.S. More information about the FNF family of companies can be found at www.fnf.com and www.fidelityinfoservices.com.

     This press release contains statements related to future events and expectations and, as such, constitutes forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be different from those expressed or implied above. The Company expressly disclaims any duty to update or revise forward-looking unaudited statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the effect of governmental regulations, the economy, competition and other risks detailed from time to time in the “Management’s Discussion and Analysis” section of the Company’s Form 10-K and other reports and filings with the Securities and Exchange Commission.

SOURCE: Fidelity National Financial, Inc.

CONTACT: Daniel Kennedy Murphy, Senior Vice President, Finance and Investor Relations, 904-854-8120, dkmurphy@fnf.com

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY OF EARNINGS
(In thousands, except per share amounts and order information)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2004	2003	2004	2003
	(Unaudited)
Direct title premiums	$537,681	$526,493	$2,128,902	$2,400,870
Agency title premiums	579,408	727,628	2,610,426	2,337,381

Total title premiums	1,117,089	1,254,121	4,739,328	4,738,251
Escrow and other title-related fees	263,211	238,089	1,042,243	1,056,448

Total title and escrow	1,380,300	1,492,210	5,781,571	5,794,699

Financial Institution Software and Services	360,928	242,644	1,207,325	686,440
Lender Outsourcing Solutions	80,834	80,726	322,194	316,211
Information Services	155,194	136,066	589,153	559,110
Specialty Insurance	68,007	44,190	239,256	135,231
Interest and investment income	21,404	14,965	70,874	60,345
Realized gains and losses	17,835	17,475	36,961	106,385
Other	10,565	13,351	48,668	56,794

Total revenue	2,095,067	2,041,627	8,296,002	7,715,215

Personnel costs	727,856	635,052	2,786,297	2,465,026
Other operating expenses	552,064	436,418	1,967,350	1,707,512
Agent commissions	444,347	570,410	2,028,926	1,823,241
Claim loss expense	72,507	68,976	282,124	255,694
Interest expense	16,721	12,904	47,214	43,103

Total expenses	1,813,495	1,723,760	7,111,911	6,294,576

Earnings before income taxes	281,572	317,867	1,184,091	1,420,639
Income tax expense	104,182	120,789	438,114	539,843
Minority interest	2,524	862	5,015	18,976

Net earnings	$174,866	$196,216	$740,962	$861,820

Net earnings per share – basic	$1.01	$1.20	$4.33	$5.81

Net earnings per share – diluted	$0.98	$1.16	$4.21	$5.63

Weighted average shares – basic	173,478	163,469	171,014	148,275

Weighted average shares – diluted	178,124	168,990	176,000	153,171

Direct operations orders opened	825,500	767,600	3,680,200	4,820,700
Direct operations orders closed	616,600	726,600	2,636,300	3,694,000
Fee Per File	$1,287	$1,094	$1,212	$980

SUMMARY BALANCE SHEET INFORMATION
(In thousands, except per share amounts)

	December 31,	December 31,
	2004	2003
Cash and investment portfolio	$3,677,498	$3,149,472
Goodwill	2,785,812	1,926,478
Capitalized software	422,072	290,108
Other intangible assets	672,185	529,716
Total assets	9,258,099	7,263,175
Notes payable	1,370,556	659,186
Reserve for claim losses	998,170	940,217
Secured trust deposits	735,295	671,882
Total equity	4,700,091	3,873,359
Book value per share	27.24	23.50

Reconciliation of Net Earnings to Net Earnings Before Non-Recurring Expenses
For the Quarter Ended December 31, 2004
(In thousands, except per share amounts)

		Diluted Earnings
	Net Earnings	Per Share
Net Earnings for the quarter ended December 31, 2004	$174,866	$0.98
Costs related to postponed initial public offering of FIS	6,257	0.04
Write-off of software and other assets of real estate division	3,960	0.02
Costs relating to shut down of Canadian Print operation	2,335	0.01
Write-off of investment in joint venture to net realizable cash value	4,289	0.02

Net Earnings excluding the above items for the quarter ended December 31, 2004	$191,707	$1.08

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